                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_]  CONFIDENTIAL, FOR USE OF THE
                                            COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14A-6(E)(2)


[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      David Communications Group, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_]  $500 per each party to the controversy pursuant to Exchange Act Rule

[_]  Fee computed on table below per Exchange Act Rules 14-a(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     --------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
     --------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     --------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
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     (5)  Total fee paid:
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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Ruler 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
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     (2)  Form, Schedule or Registration Statement No.:
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     (3)  Filing Party:
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     (4)  Date Filed:
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Notes:

                       DAVEL COMMUNICATIONS GROUP, INC.

                               ----------------

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD AUGUST 21, 1996

  The 1996 annual meeting of the stockholders of Davel Communications Group, Inc. (the "Company") will be held at the Company's executive offices at 1429 Massaro Boulevard, Tampa, Florida 33619, on August 21, 1996 at 2:00 p.m., local time, for the following purposes:

    1. To elect 9 directors to the Board of Directors;

    2. To approve amendments to the Company's Stock Option Plan.

    3. To ratify the appointment of Kerber, Eck & Braeckel as independent auditors of the Company for the year ending December 31, 1996; and

    4. To transact such other business as may properly come before the annual meeting and any adjournments thereof.

  Only stockholders of the Company of record as of the close of business on July 14, 1996 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

  If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

                                          Michele L. Willner
                                          Secretary

July 26, 1996

                       DAVEL COMMUNICATIONS GROUP, INC.

                               ----------------

                                PROXY STATEMENT

                              GENERAL INFORMATION

  The enclosed form of proxy is solicited by and on behalf of the Board of Directors of Davel Communications Group, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders of the Company to be held at the Company's executive offices at 1429 Massaro Boulevard, Tampa, Florida 33619, on August 21, 1996 (the "1996 Annual Meeting") and at any adjournments thereof. The solicitation of proxies is being made primarily by use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying materials, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by officers and employees of the Company and its subsidiaries, will be borne by the Company. This Proxy Statement and form of proxy are first being mailed to the stockholders of the Company on or about July 26, 1996.

  Messrs. David R. Hill and Theodore C. Rammelkamp, Jr., the persons named as proxies on the proxy form accompanying this proxy statement, were selected by the Board of Directors to serve in such capacity. Mr. Hill is the Chairman of the Board of the Company and Mr. Rammelkamp is a director, Senior Vice President and General Counsel of the Company. A stockholder giving a proxy has the power to revoke it any time before it is exercised by notice in writing to the Secretary of the Company at the Company's principal executive offices at 1429 Massaro Boulevard, Tampa, Florida 33619, by properly submitting to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The shares represented by the proxy will be voted as specified by the stockholder in the spaces provided therefor or, if no specification is made, it will be voted for Proposals 1, 2 and 3.

  Only stockholders of record at the close of business on July 14, 1996 (the "Record Date"), will be entitled to notice of, and to vote at, the 1996 Annual Meeting and any adjournments thereof. On the Record Date, the Company had outstanding 4,548,952 shares of common stock, $.01 par value per share (the "Common Stock"). Each outstanding share is entitled to one vote on each director position, and each other matter, to be voted on at the 1996 Annual Meeting. Votes cast by proxy or in person at the 1996 Annual Meeting will be tabulated by the inspectors of election appointed by the Board for the meeting. The affirmative vote of a plurality of the shares represented at the meeting is required to elect directors, and the affirmative vote of a majority of such shares is required to approve each of the other matters to be voted on. Abstentions and votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) are included in the determination of shares represented at the meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

  The Company has nine directors. Each member of the Board of Directors will serve until the next annual meeting of the Company's stockholders or until their successors have been elected and qualified. The persons named in the enclosed form of proxy intend to vote the proxies in favor of the election of the nominees listed below to serve as directors of the Company for terms expiring at the next annual meeting of stockholders or until the election and qualification of their successors, unless the stockholder indicates on the form of proxy that the vote should be withheld or contrary directions are indicated. If one or more nominees shall become unavailable for any reason, the Board of Directors, in its discretion, may designate one or more substitute nominees, in which case such proxies will be voted for such substituted nominees. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve if elected.

  The following table sets forth certain information for each nominee for director. All of the nominees for director named in the following table are now serving as directors of the Company.

                                                  DIRECTOR
                                                CONTINUOUSLY
      NAME                                          SINCE                               AGE
      ----                                      ------------                            ---
      David R. Hill                                 1979                                64
      Robert D. Hill                             August 1993                            44
      Paul B. Demirdjian                         August 1993                            35
      Michael E. Hayes                          December 1994                           38
      Michael G. Kouri                           August 1993                            51
      Theodore C. Rammelkamp, Jr.                August 1993                            51
      Glen E. Barber                             August 1993                            46
      Thomas M. Vitale                            July 1994                             39
      A. Jones Yorke                             August 1993                            65

  David R. Hill founded Davel Communications Group, Inc. and its predecessors. He has been Chairman of the Board of these companies since their respective dates of organization. He served as the Chief Executive Officer of these companies through December 1994. He has been involved in industries related to electronics and telecommunications since 1951. Mr. Hill is the father of Robert D. Hill.

  Robert D. Hill joined the Company in 1981 as the general manager of its largest telephone remanufacturing facility, where he was responsible for the production of single and multi-line telephone sets. Between January 1990 and December 1994, he served as the Company's President and Chief Operating Officer. Since January 1995, he has served as the Company's President and Chief Executive Officer.

  Paul B. Demirdjian joined the Company in 1984. Since January 1990, he has served as the Company's Senior Vice President of Operations.

  Michael E. Hayes joined the Company in September 1992 as its Controller and Treasurer. Mr. Hayes became Vice President and Chief Financial Officer in August 1993 and became a Senior Vice President in January 1996. Mr. Hayes was President of Gelato Midwest, Inc., an ice cream manufacturer and retailer, from January 1991 to September 1992.

  Michael G. Kouri served as a financial consultant to the Company from October 1990 through August 1993, when he was appointed Senior Vice President of Development and Finance. Mr. Kouri became an employee of the Company in November 1993. Since 1983 he has been Chairman of the Board and Chief Executive Officer of Elite Financial Corporation, a financial services company. Two of Elite's subsidiaries, Telco Leasing Acceptance Corporation and Eastern Payphones, Inc., specialize in the financing, operating and marketing of pay telephones.

  Theodore C. Rammelkamp, Jr. has been Senior Vice President and General Counsel of the Company since April 1994. Prior to becoming an employee of the Company, Mr. Rammelkamp was a member of the law firm of Rammelkamp, Bradney, Dahman, Kuster, Keaton, Fritsche & Lindsay, P.C. from 1979 through March 1994, serving as its managing partner from January 1991 through March 1994.

  Glen E. Barber is the founder and has been President of New Age
Communications, Inc., a distributor of operator services, since 1989.

  Thomas M. Vitale has been a partner in the law firm of Mayer, Brown & Platt since July 1991.

  A. Jones Yorke has been a financial consultant to and President of Asset Channels, Inc., an investment company, since February 1990. Mr. Yorke was Chairman of the Board of Auerbach, Pollack & Richardson, Inc., a registered securities dealer, and Auerbach Financial Group, Inc., a financial holding company, from November 1994 through November 1995. Mr. Yorke is currently the Chairman and Chief Executive Officer of Coleman and Company Securities, Inc., a registered securities dealer, and serves as Chairman of 42nd Street Development Corporation, a not-for-profit corporation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE NAMED ABOVE.

EXECUTIVE OFFICERS

  The following table sets forth the names and ages of the Company's executive officers and their positions with the Company:

                 NAME             AGE                  POSITION
                 ----             ---                  --------
      David R. Hill               64  Chairman of the Board
      Robert D. Hill              44  President and Chief Executive Officer and
                                       Director
      Paul B. Demirdjian          35  Senior Vice President of
                                       Operations and Director
      Michael E. Hayes            38  Senior Vice President and Chief Financial
                                       Officer and Director
      Michael G. Kouri            51  Senior Vice President of
                                       Development and Finance and Director
      Theodore C. Rammelkamp, Jr. 51  Senior Vice President and General Counsel
                                       and
                                       Director
      Larry F. Trudell            60  President, Comtel Computer Corp.
      Marlin E. Turnipseed        43  President, Telaleasing
                                       Enterprises, Inc.

  Larry F. Trudell joined the Company in May 1994 with the Company's acquisition of Comtel Computer Corp. ("Comtel"). Mr. Trudell was the General Manager of Comtel from January 1992 until May 1994 when he was made its President. Mr. Trudell was the General Manager of the Hotelnet Division of Metromedia Corporation from 1988 to 1991.

  Marlin E. Turnipseed joined the Company in 1988 as National Sales Manager, became Vice President of Sales and Marketing in August 1993 and became President of Telaleasing Enterprises, Inc., a subsidiary of the Company, in December 1994.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The business of the Company is under the general management of the Board of Directors as provided by the laws of Illinois, the Company's state of incorporation. The Board of Directors held four meetings during 1995. All members of the Board of Directors were present at all meetings held in 1995. Between Board meetings, Board responsibilities are delegated to the Executive Committee, comprised of Messrs. David Hill, Robert Hill and Rammelkamp. The Executive Committee held two meetings during 1995.

  Compensation for all senior employees, including officers of the Company, is determined by the Compensation Committee. The Compensation Committee also administers the Company's Stock Option Plan. The Compensation Committee met twice in 1995. Messrs. Barber, Vitale and Yorke constitute the Compensation Committee.

  The Audit Committee consists of Messrs. David Hill, Vitale and Yorke. The Audit Committee held two meetings during 1995. The Audit Committee performs the following principal functions: (i) reviews the quarterly and year-end financial statements with the outside auditors, internal accounting staff and management; (ii) reviews the scope of the external audit and internal reports with the outside auditors, internal accounting staff and management; (iii) reviews the outside auditors' management letter; (iv) recommends the selection of outside auditors; (v) reviews the quality and depth of the Company's internal audit, accounting and financial staffs; and (vi) reviews and approves the rendering of audit and nonaudit services by the outside auditors.

  The Board has not established a nominating committee or a committee serving a similar function. Nominations are made by the full Board of Directors. There are at present no mandatory retirement ages stipulated either for officers or members of the Board of Directors.

COMPENSATION OF DIRECTORS

  Through December 31, 1995, the Company did not pay cash compensation for service as directors. Beginning in 1996, the Company will begin paying cash compensation to directors who are not employees of the Company in the amount of $10,000 per year. Directors of the Company who are not employees of the Company are also reimbursed for their out-of-pocket expenses associated with attending meetings of the Board of Directors and committees and are eligible to receive options granted pursuant to the Company's Directors' Stock Option Plan.

  The Company has provided Mr. Yorke with individual health insurance coverage since July 1992 and began providing Mr. Barber with family health insurance coverage in April 1995.

        PROPOSAL 2: ADOPTION OF AMENDED AND RESTATED STOCK OPTION PLAN

  General. Since the adoption of the Stock Option Plan through the Record Date, the Company has granted an aggregate of 236,750 stock options to its key employees and the key employees of its subsidiaries (collectively, the "Participants"), 171,250 of which remain outstanding. As of the Record Date, there were 286,150 shares of Common Stock available for grants under the Stock Option Plan. Accordingly, the Compensation Committee recommended and the Board of Directors approved the resolution to amend and restate the Stock Option Plan to provide for (i) an additional 500,000 shares of Common Stock for issuance thereunder, thereby increasing the total number of shares reserved for issuance under the Stock Option Plan to 1,000,000 and (ii) outright grants of shares of Common Stock ("Common Stock Awards") in addition to awards of stock options. The Board of Directors also approved other amendments to the Stock Option Plan, including to conform it to the newly enacted rules regarding the administration of employee benefit plans as set forth under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and to conform the Stock Option Plan to the requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), by placing an annual limit on the maximum aggregate number of shares underlying options that may be granted to any Participant under the Stock Option Plan. The Board of Directors has selected 200,000 shares of Common Stock as the award limitation.

  The Board of Directors decided to amend and restate the Stock Option Plan to incorporate the foregoing changes because it believes that to continue to implement the Company's business strategy, it will be necessary to provide equity incentives to the employees who are now with the Company as well as to attract additional employees. The Board of Directors believes that stock options and Common Stock Awards are an essential element in attracting and keeping those employees. Furthermore, stock options and Common Stock Awards enable employees to share in the success of the Company and, as an alternative to additional cash compensation, conserve the Company's working capital.

  Purpose. Stock options and Common Stock Awards are granted under the Stock Option Plan for the purpose of securing for the Company and its stockholders the benefits arising from capital ownership by those Participants who will be responsible for its future growth and continued success. As of the Record Date, approximately 30 employees were qualified to receive awards under the Stock Option Plan.

  Administration. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). Subject to the provisions of the Stock Option Plan, the Compensation Committee has all the powers with respect to the administration of the Stock Option Plan, including without limitation, full power and authority to interpret the provisions of the Stock Option Plan and any agreement executed thereunder and to resolve all questions arising under the Stock Option Plan. The Compensation Committee will be composed of two or more members of the Board of Directors that are (i) "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and (ii) "outside directors" within the meaning of Section 162(m) of the Code for so long as the Stock Option Plan is intended to comply with the provisions of Rule 16b-3 of the Exchange Act and
Section 162(m) of the Code. Therefore, a participant will be exempt from the short-swing profit restrictions of Section 16(b) of the Exchange Act for awards under the Stock Option Plan and compensation expense arising from the grant or exercise of an option under the Stock Option Plan will be exempt from the Section 162(m) compensation deductions limitation if such option has an exercise price per share of Common Stock that is not less than the fair market value of a share of Common Stock on the date of the grant of such option. Under Rule 16b-3, a "non-employee director" is a director who, with certain limited exceptions, (i) is not an officer or otherwise employed by the Company or any of its subsidiaries, (ii) does not receive compensation directly or indirectly from the Company or any of its subsidiaries for services rendered as a consultant or in any capacity other than as a director, (iii) does not have an interest in any transaction that would require proxy statement disclosure, and (iv) is not engaged in any business relationship that would require proxy statement disclosure. Under Section 162(m) of the Code, an "outside director" is, with certain limited exceptions, a director who does not receive any remuneration from the Company in any capacity except as a director.

  Types of Awards. The Stock Option Plan provides for grants that are either stock options or Common Stock Awards.

    (a) Stock Options. Each stock option granted under the Stock Option Plan is evidenced by a written stock option agreement between the Company and the Participant. The terms and conditions of each stock option agreement are established at the sole discretion of the Compensation Committee at the time of grant; provided, however, that (i) the Compensation Committee may only grant non-qualified stock options and (ii) the expiration date with respect to an option or any portion thereof cannot be later than ten years after the date on which the option is granted or three months after the death of the Participant. Generally, each option agreement will state the number of shares covered thereby, the exercise price (which may be at or above or below the market price of the Common Stock on the date of the grant), the time or times during which each award is exercisable, the expiration date of the award and the form of payment which may be used upon exercise of a stock option. To date, the vesting schedule for the stock options granted to executive officers of the Company under the Stock Option Plan has been 33.3% per year, such that each stock option award is fully exercisable on the third anniversary of the date of the grant; options granted to other employees are generally vested immediately upon the granting of such options. An optionee will not have any privileges as a stockholder of the Company with respect to any shares of Common Stock subject to an award under the Stock Option Plan until the date of issuance of a stock certificate.

    On the Record Date, the closing price of the Common Stock on the Nasdaq National Market was $17.625 per share.

    (b) Common Stock Awards. Pursuant to the terms of the Stock Option Plan, the Compensation Committee has the sole discretion to determine the number and timing of all Common Stock Awards, subject to the following: (i) during the Restricted Period (as defined below), no shares of Common Stock subject to a Common Stock Award may be sold, assigned, transferred, pledged or otherwise encumbered; (ii) during the Restricted Period, a certificate representing the shares of Common Stock subject to a

  Common Stock Award shall be registered in the name of the Participant and deposited with the Company; and (iii) the Participant shall be treated as a stockholder with respect to the shares of Common Stock subject to a Common Stock Award, including the right to vote such shares and receive dividends thereon.

    The "Restricted Period" is defined in the Stock Option Plan to mean the period beginning on the date of grant of the Common Stock Award and ending on the earlier of the date established by the Compensation Committee (which date shall be at least six months after the date of the grant) or, if applicable, the date the shares of Common Stock subject to a Common Stock Award are forfeited. The Compensation Committee may also establish terms or conditions with respect to the vesting of a Common Stock Award, including conditions relating to continued employment with the Company or the attainment of specified performance criteria, and to the extent such terms or conditions are not satisfied, the shares subject to the Common Stock Award shall be forfeited. At the end of the Restricted Period, the certificates representing the shares of Common Stock subject to a Common Stock Award that have not been forfeited will be transferred to the Participant free of all restrictions.

  Duration of the Stock Option Plan; Amendments. The Stock Option Plan will remain in effect until all awards thereunder have either been satisfied by the issuance of Common Stock or the awards have been terminated in accordance with the terms of the Stock Option Plan or the award. Pursuant to the terms of the Stock Option Plan, no stock options or Common Stock Awards may be granted after August 1, 2003. Any stock option or Common Stock Awards outstanding after the termination of the Stock Option Plan remains in effect until such grant has been exercised or expired in accordance with its terms.

  The Compensation Committee may, at any time and in any manner, amend, alter, suspend, discontinue, or terminate the Stock Option Plan or any award outstanding thereunder; provided, however, that no such amendment, alteration, suspension, discontinuance or termination shall: (i) increase or decrease the number of shares reserved thereunder without stockholder approval; (ii) be made without stockholder approval to the extent such approval is required by law; (iii) alter or impair the rights of holders with respect to awards previously made under the Stock Option Plan without the consent of the holders thereof; or (iv) make any change that would disqualify the Stock Option Plan, intended to be so qualified, from the exemption provided by Rule 16b-3 of the Exchange Act.

  If the Common Stock is changed by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the Compensation Committee will make an appropriate and proportionate adjustment in the number and kind of shares of Common Stock subject to the Stock Option Plan and to stock options and Common Stock Awards previously issued under the Stock Option Plan.

  Registration under the Securities Act. The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock reserved for issuance under the Stock Option Plan. The Company intends to amend such Form S-8 Registration Statement to incorporate the changes to the Stock Option Plan described herein if the stockholders of the Company approve this Proposal. As long as the Company's Registration Statement for the Stock Option Plan remains effective, Participants will be able to transfer or sell their shares of Common Stock without restriction, unless the Participant is in a "control" relationship with the Company, in which case such Participant will be able to only offer or sell their shares of Common Stock pursuant to Rule 144 promulgated under the Securities Act or another exemption from the registration requirements of the Securities Act.

  Common Stock Awards Granted. On June 6, 1996, the Board of Directors granted Common Stock Awards under the Stock Option Plan that were conditioned upon the Company's stockholders approving this Proposal. If the stockholders do not approve this Proposal, all of such Common Stock Awards will be void. The following table sets forth information concerning these conditional Common Stock Awards granted to the Company's (i) chief executive officer, (ii) four other executive officers whose total salary and bonus exceeded $100,000 in fiscal year 1995, (iii) current executive officers as a group and (iv) employees, including all current officers who are not executive officers, as a group.

                               NEW PLAN BENEFITS

                                                                      NUMBER
      NAME AND POSITION                              DOLLAR VALUE(1) OF SHARES
      -----------------                              --------------- ---------
      Robert D. Hill................................     $40,000       2,105
       President and Chief Executive Officer
      David R. Hill.................................         -0-         -0-
       Chairman of the Board
      Paul B. Demirdjian............................      30,000       1,579
       Senior Vice President of Operations
      Michael G. Kouri..............................      30,000       1,579
       Senior Vice President of Development and
        Finance
      Theodore C. Rammelkamp, Jr....................      30,000       1,579
       Senior Vice President and General Counsel
      All current executive officers as a group.....     180,000       9,474
      All employees (including all current officers
       who are not executive officers) as a group...         -0-         -0-

- --------
(1) The amounts in this column reflect the market value of the Common Stock Awards on the date of grant. The above valuation may not reflect the current value of the Common Stock Awards as the value of such grants fluctuates with market activity.

  Since the inception of the Stock Option Plan, Messrs. Robert Hill, Demirdjian, Kouri, Rammelkamp, Hayes, Turnipseed and Trudell have been granted 44,000, 40,900, 32,800, 28,000, 17,900, 21,900 and 10,000 stock options under the Stock Option Plan, respectively; all current executive officers as a group, have been granted 195,500 stock options under the Stock Option Plan; all current directors who are not executive officers, as a group, have been granted no stock options under the Stock Option Plan; and all employees, including current officers who are not executive officers, as a group, have been granted 41,250 stock options under the Stock Option Plan.

  Certain Federal Income Tax Consequences. The following summarizes the effect of Federal income taxation upon the Participant and the Company with respect to stock options and Common Stock Awards granted under the Stock Option Plan. The summary does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the income tax laws of any municipality, state or foreign country in which a Participant may reside.

  Non-Qualified Stock Options. The grant of a non-qualified stock option to an optionee will not itself be a taxable event, and the optionee will not be subject to any income tax consequences with respect to such option unless and until the option is exercised. Upon the exercise of a non-qualified stock option, the optionee will generally recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise, and the Company generally will be entitled to a corresponding deduction. Upon a subsequent disposition of the Common Stock, the optionee will recognize a short-term or long-term capital gain or loss equal to the difference between the fair market value of the shares on the date of exercise and the fair market value at disposition, depending on the length of time the shares are held.

  Common Stock Awards. Participants who are awarded shares of Common Stock under the Plan that are transferable or that are not subject to a substantial risk of forfeiture, will recognize ordinary income in an amount equal to the fair market value of the Common Stock received. Awards of shares of Common Stock that are subject to restrictions as to transferability and that are subject to a substantial risk of forfeiture will be included in the recipient's ordinary income in an amount equal to the fair market value of the Common Stock at the earlier of the time the Common Stock becomes transferable or is no longer subject to a substantial risk of forfeiture.

However, a Participant receiving an award of restricted stock may make an election under section 83(b) of the Code to have the income recognized and measured at the date the award is granted. Generally, the Company will be entitled to a corresponding tax deduction at the time the Participant recognizes ordinary income.

  A copy of the Stock Option Plan is attached hereto as Exhibit A, and the summary contained herein is qualified in its entirety by reference to such Exhibit.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE STOCK OPTION PLAN.

                PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors, on recommendation of the Audit Committee, has appointed Kerber, Eck & Braeckel, Certified Public Accountants, as independent auditors of the Company for the fiscal year ending December 31, 1996.

  Kerber, Eck & Braeckel has served as independent auditors of the Company since 1990 and provided compilation and other accounting services from 1986. A representative of Kerber, Eck & Braeckel will be present at the 1996 Annual Meeting in order to make a statement if he so desires and to respond to appropriate questions.

  Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of Kerber, Eck & Braeckel as independent auditors of the Company for the fiscal year ending December 31, 1996. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and the Board of Directors will reconsider the appointment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KERBER, ECK & BRAECKEL AS INDEPENDENT AUDITORS.

                                 OTHER MATTERS

  The Board of Directors knows of no other business to be brought before the meeting. If any other matters properly come before the meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                  MANAGEMENT

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by each director, each of the executive officers of the Company named on the Summary Compensation Table and by all executive officers and directors as a group.

                                                      NUMBER OF
                                                 SHARES BENEFICIALLY PERCENTAGE
      NAME                                              OWNED         OF CLASS
      ----                                       ------------------- ----------
      David R. Hill.............................      2,358,250(1)      50.1%
      Robert D. Hill............................         27,333(2)         *
      Paul B. Demirdjian........................         25,767(3)         *
      Michael G. Kouri..........................         22,800(4)         *
      Michael E. Hayes..........................         10,073(5)         *
      Theodore C. Rammelkamp, Jr................         30,666(6)         *
      Thomas M. Vitale..........................          8,000(7)         *
      A. Jones Yorke............................         21,000(8)         *
      Executive officers and directors as a
       group (11 persons).......................      2,516,789(9)      53.5%

- --------
*Less than 1%
(1) Mr. Hill's address is c/o Davel Communications Group, Inc., 601 West Morgan Street, Jacksonville, IL 62650.
(2) Includes 27,333 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.
(3) Includes 25,267 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.
(4) Includes 22,800 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.
(5) Includes 9,973 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.
(6) Includes 8,000 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Directors' Stock Option Plan and 14,666 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.
(7) Includes 8,000 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Directors' Stock Option Plan.
(8) Includes 8,000 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Directors' Stock Option Plan and 10,000 shares that could be acquired upon the exercise of a warrant.
(9) Includes 156,639 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan, the Directors' Stock Option Plan and a warrant.

OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

  Based on information available to the Company and a review of statements filed with the Securities and Exchange Commission pursuant to Section 13(d) and 13(g) of the Exchange Act, the following table sets forth as of the Record Date certain information with respect to the number of shares of Common Stock beneficially owned by each person or entity that beneficially owns (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                    AMOUNT AND NATURE OF
      NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP PERCENT
      ------------------------------------          -------------------- -------
      David R. Hill................................      2,358,250        50.1%
       c/o Davel Communications Group, Inc.
       601 West Morgan Street
       Jacksonville, IL 62650
      FMR Corp. ...................................        445,300         9.5%
       82 Devonshire Street
       Boston, MA 02109
      Liberty Investment Management, Inc. .........        302,400         6.4%
       2502 Rocky Point Drive, Suite 500
       Tampa, FL 33607
      Grandview Partners, L.P. ....................        254,000         5.4%
       1 Financial Center, Suite 1600
       Boston, MA 02111

                  EXECUTIVE OFFICER COMPENSATION AND BENEFITS

EXECUTIVE OFFICER COMPENSATION

  The following tables and notes set forth the compensation of the Company's Chief Executive Officer and the four highest paid executive officers whose salary and bonuses exceeded $100,000 in the fiscal year ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                         -------------------------------------- --------------------------
                                                                SECURITIES
                                                 OTHER ANNUAL   UNDERLYING    ALL OTHER
NAME AND POSITION        YEAR  SALARY   BONUS   COMPENSATION(1)  OPTIONS   COMPENSATION(2)
- -----------------        ---- -------- -------- --------------- ---------- ---------------
David R. Hill,.......... 1995 $250,000 $ 70,480         --           --        $2,250
 Chairman of the Board   1994  250,000   82,387         --           --         2,470
                         1993  125,000   49,630         --           --           --
Robert D. Hill,......... 1995 $150,000 $ 75,016         --           --        $2,250
 President and Chief     1994   95,000   70,371         --        10,000          --
 Executive Officer       1993   71,868  107,233         --        38,000          --
Paul B. Demirdjian,..... 1995 $ 90,000 $ 90,938         --           --        $2,080
 Senior Vice President   1994   90,000   62,725         --         6,000        1,544
 of Operations           1993   70,577   89,815         --        34,900          --
Michael G. Kouri,....... 1995 $ 85,000 $ 88,419     $   --           --        $1,957
 Senior Vice President   1994   85,000   56,443         --         6,000          586
 of Development          1993   16,346   40,000      94,539       26,800          --
 and Finance
Theodore C. Rammelkamp,
 Jr..................... 1995 $ 85,000 $ 55,240     $   --           --        $1,414
 Senior Vice President   1994   60,308      --          --        20,000          231
 and General Counsel     1993      --       --          --         8,000          --

- --------

(1) The only type of Other Annual Compensation for Messrs. David Hill, Robert Hill and Demirdjian was in the form of perquisites and was less than the level required for reporting. The Other Annual Compensation for Mr. Kouri was in the form of consulting fees paid prior to his becoming an employee of the Company in November 1993.
(2) All Other Compensation disclosed in this column represents the Company's contributions, both vested and not vested, to the Company's defined contribution plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SHARES
                                                   UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-THE-
                            NUMBER OF                OPTIONS AT YEAR-END    MONEY OPTIONS AT YEAR-END ($)
                         SHARES ACQUIRED  VALUE   ------------------------- -----------------------------
NAME                       ON EXERCISE   REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE (1)
- ----                     --------------- -------- ------------------------- -----------------------------
David R. Hill...........       --          --                     --                          --
Robert D. Hill..........       --          --           27,333/16,667               14,917/10,834
Paul B. Demirdjian......       --          --           25,267/15,633               13,884/10,317
Michael G. Kouri........       --          --           22,800/ 4,000               15,650/ 4,500
Theodore C. Rammelkamp,
 Jr.....................       --          --           22,666/ 5,334               20,499/ 6,001

- --------
(1) The above valuations may not reflect the actual value of unexercised options as the value of unexercised options fluctuates with market activity.

EMPLOYMENT AGREEMENTS

  In October 1993, the Company entered into an employment agreement with Mr. David Hill as Chairman of the Board of Directors which provides for employment in such position through August 1996. The employment agreement provides for an annual base salary of $250,000. The Company is currently negotiating with Mr. David Hill to renew his employment agreement. The Company has entered into employment agreements with Messrs. Robert Hill, Demirdjian, Kouri and Rammelkamp (the "Executives") effective January 1996. The employment agreements provide for employment in each Executive's current position for three years. The employment agreements provide that the annual base salaries of the Executives will be $200,000 for Mr. Robert Hill, $145,000 for Mr. Demirdjian, $145,000 for Mr. Kouri and $120,000 for Mr. Rammelkamp.

  In addition, each Executive is entitled to certain fringe benefits specified in his employment agreement and to incentive compensation. Under each employment agreement, the employment of the Executive may be terminated by the Company for cause (as defined in the agreement) or without cause upon two weeks notice subject to the payment of severance pay equal to the lesser of six months base compensation or the base compensation payable for the remaining term of the agreement.

INCENTIVE COMPENSATION

  The Company maintains a bonus plan pursuant to which certain employees of the Company are eligible to receive annual cash bonuses in an amount within a range based upon the percentage change in earnings per share of the Company's Common Stock measured from year to year. The incentive bonuses range from 5% to a maximum of 45% of the employee's base salary. Mr. David Hill is entitled to a bonus equal to 1.5% of 1996 pre-bonus, pre-tax income. One other employee of the Company is entitled to receive a bonus equal to 0.2% of pre-bonus, pre-tax income.

  The Company also maintains a Stock Option Plan pursuant to which employees may be granted Common Stock and options to purchase shares of Common Stock of the Company. The Compensation Committee of the Board currently administers the Stock Option Plan. The committee determines which individuals will be granted options, the number of shares to be subject to options and other terms and conditions applicable to the grants. The employment agreements with the Executives provide that they shall receive option grants in amounts within a range based upon the percentage change in earnings per share of the Company's Stock measured from year to year.

401(K) PLAN

  In April 1994, the Company adopted the Davel Communications Group, Inc. 401(k) Plan. The 401(k) Plan is available to all employees of the Company, including its executive officers. The Company provides a matching contribution to the plan up to a maximum of 1.5% of the salary of the contributing employee. The Company's contribution to an employee's account vests over a period of five years.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is responsible for determining the compensation of all executive officers of the Company. The Committee is composed exclusively of directors who are "non-employee directors" as defined by Securities and Exchange Commission rules and are neither employees or former employees of the Company nor eligible to participate in the Company's Stock Option Plan.

COMPENSATION PHILOSOPHY

  The Committee's objectives in its compensation decisions are to establish incentives for the Company's executive officers to achieve optimal short-term and long-term operating performance for the Company and to link executive and stockholder interests. The Company determines the elements of each executive officer's compensation package by evaluating the responsibilities of his position, his performance and that of the Company, as well as his contribution to the Company's performance. Compensation for the Chief Executive Officer of the Company is determined through a process and based on considerations similar to those for executive officers generally.

1995 COMPENSATION

  The 1995 compensation of the executive officers was established in their employment agreements with the Company executed in 1993 and 1994, prior to formation of the Committee. The Committee has reviewed the terms of these employment agreements and found them to be generally consistent with the Committee's policies regarding executive compensation. These employment agreements with respect to many executive officers terminated on December 31, 1995 and new employment agreements were entered into effective January 1996 (as described above).

  There were three elements of the 1995 compensation of the Company's executive officers: base salary, an annual cash bonus and stock options granted under the Stock Option Plan.

  Each executive officer's 1995 base salary was established at the beginning of the term of his employment agreement. Base salaries of all officers were intended to be relatively moderate and are believed to be at or below the median of the base salaries paid in 1995 by public telecommunications companies of a size comparable to the Company. These employment agreements did not provide for increases in the base salary of any of the Company's executive officers, although the Committee reviewed these salaries in December 1994 and recommended increases in the base salaries of Mr. Robert Hill and two other officers of the Company.

  Each executive officer was entitled to a cash bonus determined as a percentage of 1995 pre-tax, pre-bonus profits. These bonuses were intended to reward executive officers for continuing Company profitability. These bonuses were determined without giving effect to the non-recurring charge taken by the Company in the fourth quarter of 1995 in connection with the Company's adoption of Statement of Financial Accounting Standards No. 121.

  In an effort to provide long-term incentives for future performance that aligns their interests with the interests of stockholders, executive officers are eligible for participation in the Company's Stock Option Plan, which is proposed to be amended as described above. Stock options are intended to provide an incentive for the creation of stockholder value over the term of several years since the full benefit of options will be realized only if the price of Common Stock appreciates over that term. No stock options were granted in 1995 to the executive officers of the Company.

1996 EMPLOYMENT AGREEMENTS

  In 1996, the Company entered into new employment agreements with certain of the Company's executive officers, other than Mr. David Hill, the Company's Chairman. Pursuant to the terms of these agreements, executive officers will earn base salaries that are higher than under their prior agreements but that the Committee believes to be at the median of base salaries paid by public telecommunications companies of a size comparable to the Company. The agreements also provide for an annual cash bonus in an amount within a range based upon the percentage change in earnings per share of the Company's Common Stock measured from year to year. This cash bonus formula is intended to reward earnings growth to a greater extent than the cash bonus formula applicable in prior years.

  The new employment agreements also provide for grants of shares of Common Stock and for the grant of options to purchase Common Stock, each pursuant to the Company's Stock Option Plan. The amount of the annual option grant to each officer will be within a range based upon the change in earnings per share of the Company's Common Stock measured from year to year. The agreements also provide for the award of annual stock grants. The Committee has approved the award of stock grants because it believes that meaningful Common Stock ownership levels together with grants of options further encourage long-term performance and growth by more closely aligning the executive officers' interests with those of equity owners.

DEDUCTIBILITY OF COMPENSATION

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for public companies. The Committee believes that it is in the best interests of the Company's stockholders to structure its compensation plans to achieve maximum deductibility under Section 162(m) to the extent consistent with the Company's need to attract and retain qualified executives. To that end, the Board of Directors has adopted, and the Company's stockholders are being asked to approve, amendments to the Company's Stock Option Plan that, among other things, are intended to provide continued deductibility of certain costs of such plan under Section 162(m).

  This Report of Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or any portion hereof into any of the Company's filings with the Securities and Exchange Commission ("SEC"), and such information shall not be deemed filed with the SEC, except as specifically otherwise provided in such other filings or to the extent required by Item 402 of Regulation S-K.

                                 Glen E. Barber
                                Thomas M. Vitale
                                 A. Jones Yorke

                               PERFORMANCE GRAPH

  The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from October 20, 1993, the date the Common Stock began trading on the Nasdaq Stock Market, through December 31, 1995 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies)(the "Nasdaq Composite Index") and (ii) a peer group of companies that compete with the Company in the operation of privately-owned pay telephones (the "Peer Group"), in each case assuming the reinvestment of dividends. None of the companies in the Peer Group offers a range of products and services fully comparable to those of the Company, although each competes with the Company with respect to certain of the Company's significant business segments. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. The members of the Peer Group are Peoples Telephone Company, Inc. and Communications Central, Inc.

LOGO

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

CERTAIN TRANSACTIONS

  The Company leases approximately 30,750 square feet of office, manufacturing and warehousing space in Jacksonville, Illinois from Mr. David Hill. In June 1993, the Company and Mr. Hill entered into four leases, each with a ten-year term expiring on June 30, 2003. The leases provide for annual rents for such space aggregating $91,320. The Company believes that the terms of these leases are at least as favorable to the Company as those that could have been obtained from unrelated parties at the time they were entered into.

  The Company leases its long distance switching equipment in Tampa, Florida from Mr. Hill pursuant to an equipment lease with a term of five years commencing July 1993 and a monthly lease payment of $9,960. The Company paid under this lease an aggregate of $119,520 in lease payments in 1995. At the expiration of the lease in June 1998, the Company has the option to purchase the switching equipment for a price equal to the greater of its fair market value (as defined) or 15% of the original cost of the equipment (which was approximately $550,000). This lease is an operating lease for Company accounting purposes. The Company believes that the terms of this lease are at least as favorable to the Company as those that could have been obtained by the Company from unrelated parties at the time it was entered into.

  Certain employees of the Company devote a portion of their time to businesses (other than the Company) owned by Mr. Hill. Mr. Hill's businesses regularly reimburse the Company for an allocation of the salary and other costs of these employees computed in proportion to the time spent by these employees on other businesses owned by Mr. Hill compared to time spent on Company business. In 1995, the Company was reimbursed $126,776 for these services. The remaining balance due to the Company as of December 31, 1995 for these services was $18,391.

  Any future transactions between the Company and its officers, directors, employees and affiliates that are outside the scope of the Company's employment relationship with such persons will be subject to the approval of a majority of the disinterested members of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee are Messrs. Vitale, Yorke and Barber. No member of the Compensation Committee was at any time during 1995, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Act.

  No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

                             STOCKHOLDER PROPOSALS

  Any stockholder proposals to be presented at the 1997 Annual Meeting must be received by the Company no later than March 28, 1997 at its principal executive offices at 1429 Massaro Boulevard, Tampa, Florida 33619 in order to be considered for inclusion in the Company's proxy statement and proxy relating to that meeting.

July 26, 1996

              DAVEL COMMUNICATIONS GROUP, INC. STOCK OPTION PLAN
            (AS AMENDED AND RESTATED, EFFECTIVE AS OF JULY 1, 1996)

  1. Purpose. The Davel Communications Group, Inc. Stock Option Plan was established by Davel Communications Group, Inc., an Illinois corporation (the "Company"), to secure for the Company and its Stockholders the benefits arising from capital ownership by those key employees of the Company and its Subsidiaries (as defined below) who will be responsible for its future growth and continued success. The Plan is intended to provide a means whereby such individuals may acquire shares of common stock of the Company ("shares"). The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to July 1, 1996, the "Effective Date" of the Plan as forth herein. The term "Subsidiary" means each corporation of which the Company owns directly or indirectly at least 50% of the total combined voting power of all classes of stock entitled to vote.

  2. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in a Committee (the "Committee") consisting of 2 or more members of the Board of Directors of the Company, who shall be appointed by, and may be removed by, such Board. Such members shall satisfy the requirements of a "disinterested director" or "non-employee director" whichever is then required for compliance with Rule 16b-3 issued under section 16 of the Securities Exchange Act of 1934, as amended, and of an "outside director" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In the absence of any such appointment or removal, the Committee shall consist of the Compensation Committee of the Board of Directors. Any interpretation of the Plan by the Committee and any decision made by the Committee on any matter within its discretion is final and binding on all persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan.

  3. Participation. Subject to the terms and provisions of the Plan, the Committee shall determine and designate, from time to time, the key employees ("participants") of the Company and its subsidiaries to whom options or Share Awards (as described in paragraph 6) are to be granted and the number of shares to be optioned or granted to each Participant.

  4. Shares Subject to the Plan. Subject to the provisions of paragraph 12, the aggregate number of Shares for which awards may be granted under the Plan shall not exceed 1,000,000 Shares. If, as to any number of Shares, any award granted pursuant to the Plan shall expire or terminate for any reason without the issuance of Shares, such number of Shares shall again be available for awards under the Plan. The number of Shares underlying options which may be awarded to any individual Participant in any 12-month period shall not exceed 200,000 Shares.

  5. Awards of Options. Option awards under the Plan shall be subject to the following provisions of this paragraph 5.

    (a) Option Price. The price at which the Shares may be purchased pursuant to the exercise of an option under the Plan shall be fixed by the Committee on the date the option is granted; provided, however, that the purchase price of a Share under an option shall not be less than the par value of such Share.

    (b) Option Expiration Date. The "Expiration Date" with respect to an option or any portion thereof granted to a participant under the Plan means the date established by the Committee at the time of the grant, but in no event later than the date that is ten years after the date on which the option is granted. All rights to purchase Shares pursuant to an option shall cease on the option's Expiration Date, subject to earlier termination as provided herein. If the Participant's employment with the Company and the Subsidiaries terminates for any reason, his or her option may not be exercised after the date of such termination of employment, except to the extent the Committee permits exercise after such date, but in any case no later than the Expiration Date.

    (c) Exercise of Option. Each option shall be exercisable at such time or times as shall be determined by the Committee at the time the option is granted or at such earlier times as the Committee shall subsequently determine. A participant may exercise an option by giving written notice thereof prior to the option's Expiration Date to the Chief Executive Officer of the Company at the Company's corporate headquarters. Such notice shall specify the number of Shares being purchased and be accompanied by the full purchase price therefor, together with the amount of any required state or federal withholding taxes. Such purchase price and withholding taxes shall be paid in cash , by tender of stock certificates in proper form for transfer to the Company representing Shares valued at the Fair Market Value (as defined in paragraph 7) of the Shares on the preceding day, in any combination of the foregoing, or in any other consideration then permitted by the Committee (including payment with a cashless exercise program under which, if so instructed by the Participant, Shares may be issued directly to the Participant's broker or dealer upon receipt of the option price in cash from the broker or dealer), provided that a Participant may make a written election to have Shares withheld by the Company from the Shares otherwise to be received in an amount sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be subject to guidelines established by the Committee.

  Options granted under the Plan are not intended to qualify as incentive stock options under section 422 of the Code.

  6. Share Awards. A "Share Award" under the Plan is the grant of Shares to a Participant, the number and timing of which shall be determined by the Committee in its sole discretion. During the Restricted Period (as defined below), Share Awards shall be subject to the following:

    (a) The Shares may not be sold, assigned, transferred, pledged or otherwise encumbered.

    (b) A certificate representing such Shares shall be registered in the name of the Participant and shall be deposited with the Company.

    (c) The Participant shall be treated as a shareholder with respect to the Shares, including the right to vote such Shares and receive dividends thereon.

The "Restricted Period" is the period beginning on the date that the Share Award is granted and ending on the earlier of the date established by the Committee, which date shall be at least six months after the grant date or, if applicable, on the date the Shares are forfeited. To the extent that the Committee establishes terms and conditions with respect to the vesting of a Share Award (including conditions relating to continued employment or attainment of specified performance criteria) and such terms and conditions are not satisfied, the Shares subject to the Share Award shall be forfeited by the Participant. At the end of the Restricted Period with respect to any Shares which have not been forfeited, the certificate representing such Shares shall be transferred to the Participant (or the Participant's legal representative or heir) free of all restrictions.

  7. Fair Market Value. Subject to the provisions of paragraph 12, for all purposes of the Plan the "Fair Market Value" of a Share as at any date means the fair value of such Share determined in accordance with procedures established by the Committee.

  8. Compliance with Applicable Laws. Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the intention of distributing the Shares.

  9. Death of Participant. In the event of the death of a Participant, any options which the Participant was entitled to exercise on the date immediately preceding his death shall be exercisable by the person or persons to whom that right passes by will or by the laws of descent and distribution for a period of three months after the date of death. Any such exercise shall be by written notice thereof filed with the Chief Executive Officer of the Company at the Company's corporate headquarters prior to the option's Expiration Date.

  10. Transferability. Options under the Plan are not transferable except by will or by the laws of decent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code). Options may be exercised during the lifetime of the Participant only by the participant, and after the death of the Participant, only as provided in paragraph 9.

  11. Employment and Stockholder Status. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. The grant of an award under the Plan shall not confer upon the holder thereof any right as a stockholder of the Company until such time as Shares are registered in his or her name. No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of record with respect to any Shares issuable upon exercise of such option until certificates representing such Shares have been issued and delivered. If the Redistribution of Shares is restricted pursuant to paragraph 8, certificates representing such Shares may bear a legend referring to such restrictions.

  12. Adjustments to Number of Shares Subject to the Plan and to Option Terms. Subject to the following provisions of this paragraph 12, in the event of any change in the outstanding Shares by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, an appropriate and proportionate adjustment shall be made in the number and kind of Shares subject to the Plan and to options outstanding under the Plan. Any such adjustment in any outstanding option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such option but with a corresponding adjustment in the price for each Share covered by such option as well as the adjustment in the number and kind of Shares mentioned above. Adjustments under this paragraph 12 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In no event shall the purchase price for a Share under an option be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an option.

  13. Agreement with Company. At the time of a grant of an award under the Plan, the Committee may require a Participant to enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

  14. Term of Plan. Subject to earlier termination of the Plan in accordance with paragraph 15, no options or Share Awards may be granted under the Plan after August 1, 2003.

  15. Amendment and Termination of Plan. Subject to any approval of the stockholders of the Company which may be required by law, the Board of Directors of the Company may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the plan shall alter or impair any option or Share Award previously granted under the Plan without the consent of the holder thereof.

                           (DETACH PROXY FORM HERE)
- -------------------------------------------------------------------------------
PROXY

 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF DAVEL COMMUNICATIONS GROUP, INC.

  The undersigned stockholder of Davel Communications Group, Inc., an Illinois corporation (the "Company"), hereby appoints David R. Hill or Theodore C. Rammelkamp, Jr., or either of them, each with full power of substitution, proxies or proxy of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the meeting of the stockholders of the Company, to be held on August 21, 1996 at 2:00 p.m., local time, at the Company's executive offices at 1429 Massaro Boulevard, Tampa, Florida, and at any adjournment or adjournments thereof, hereby revoking any proxy heretofore given:

1. ELECTION OF DIRECTORS

  [_] FOR all nominees           [_] WITHHOLD AUTHORITY to vote for all nominees
      listed below (except           listed below.
      as marked to the
      contrary below)

 David R. Hill, Robert D. Hill, Paul B. Demirdjian, Michael E. Hayes, Michael
            G. Kouri, Theodore C. Rammelkamp, Jr., Glen E. Barber,
                       Thomas M. Vitale, A. Jones Yorke

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

  --------------------------------------------------------------------------

2. Proposal to adopt the amended and restated Stock Option Plan.
                    [_] FOR     [_] AGAINST     [_] ABSTAIN

3. Proposal to ratify the selection of Kerber, Eck & Braeckel as independent auditors for the Company.
                    [_] FOR     [_] AGAINST     [_] ABSTAIN

[LOGO OF DAVEL]

                                                                  July 26, 1996

Dear Stockholder:

     The 1996 Annual Meeting of Stockholders of Davel Communications Group, Inc. will be held at the principal executive offices of the Company at 1429 Massaro Boulevard, Tampa, Florida 33619 at 2:00 p.m. on Wednesday, August 21, 1996. At the meeting Stockholders will elect nine directors and act upon proposals to amend the Company's Stock Option Plan and to ratify the appointment of Kerber, Eck & Braeckel as the Company's auditors for the year ended December 31, 1996.

     It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.







                           (DETACH PROXY FORM HERE)
- -------------------------------------------------------------------------------
4. In their sole discretion on such other matters as may properly come before such meeting and any adjournment or adjournments thereof;

all as described in the Notice of 1996 Annual Meeting of Stockholders and accompanying Proxy Statement for such meeting, the receipt of which is hereby acknowledged.

THIS PROXY WILL BE VOTED AS SPECIFIED IN THE SPACES PROVIDED THEREFOR OR, IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                  Dated:                                 , 1996
                                        ---------------------------------

                                  Sign here:
                                            -----------------------------------

                                  ---------------------------------------------
                                  (Please sign exactly as name appears hereon.
                                  Administrators, trustees, etc., should so indicate when signing.)